EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 11-K, into the Company's previously filed registration statements on Form S-8 (File Nos. 333-22035 and 333-17473), Form S-4 (File Nos. 33-60013, 333-02671 and 333-25471)
and Form S-3 (File No. 33-5780).



                              ARTHUR ANDERSEN LLP


Chicago, Illinois,
June 20, 1997